Fund Administration Servicing Agreement

     This Agreement is made and entered into on this 1st day of October, 1995 by and between Lepercq-Istel Trust, a Massachusetts Business Trust sponsoring the Lepercq-Istel Fund (hereinafter referred to as the "Fund") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FTC").

     WHEREAS, the Fund is an open-ended management investment company/companies which is/are registered under the Investment Company Act of 1940;

     WHEREAS, FTC is a trust company and, among other things, is in the business of providing fund administration services for the benefit of its customers;

NOW, THEREFORE, the Fund and FTC do mutually promise and agree as follows:

I.   Duties and Responsibilities of FTC

     A.  General Fund Management

         1.   Act as liaison among all fund service providers

         2.   Coordinate board communication by:

              a.   Assisting fund counsel in establishing meeting agendas

              b. Preparing board reports based on financial advisory and administrative data

              c.   Evaluating independent auditor

              d. Securing and monitoring fidelity bond and director and officers liability coverage and SEC reporting

         3.   Audits

              a.   Prepare appropriate schedules and assist independent auditors
              b.   Provide information to SEC and facilitate audit process
              c.   Provide office facilities

         4.   Assist in overall operations of the Fund

     B.  Compliance

         1.   Regulatory Compliance

              a. Periodically monitor compliance with Investment Company Act of 1940 requirements

                   1)   Asset diversification tests
                   2)   Total return and SEC yield calculations
                   3)   Maintenance of books and records under Rule 31a-3
                   4)   Code of ethics

              b.   Periodically monitor prospectus investment limitation



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         2.   Blue Sky Compliance

              a.   File initial state application and all subsequent reports

              b.   Monitor status in each state

         3.   SEC Registration and Reporting

              a. Assisting Fund's counsel in updating prospectus, statement of additional information, proxy statements, and Rule 248-2 notice
              b.   Annual, semiannual reports and quarterly reports
              c.   Fidelity Bond renewal

         4.   IRS Compliance

              a. Periodically monitor Fund's status as a regulated investment company under Subchapter M through review of the following:

                   1)   Asset diversification requirements
                   2)   Qualifying income requirements
                   3)   Distribution requirements

              b.   Monitor short short testing
              c. Calculate required distributions (including excise tax distributions)
              d.   Annual tax letter to shareholders

     C.  Financial Reporting

         1. Provide financial data required by fund prospectus and statement of additional information

         2. Prepare financial reports for shareholders, the board, the SEC, and independent auditors

         3.   Monitor expense accruals and payments

     D.  Tax Reporting

         1. Prepare appropriate federal and state tax returns including forms 1120/8610 with any necessary schedules

         2.   Prepare state income breakdowns where relevant

         3.   File 1099 Miscellaneous for payments to trustees

         4.   Monitor wash losses

         5.   Calculate eligible dividend income for corporate shareholders



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II.  Compensation

     The Fund agrees to pay FTC for performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached Schedule A.

     These fees may be changed from time to time, subject to mutual written Agreement between the Fund and FTC.

     The Fund agrees to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.

III. Performance of Service; Limitation of Liability

     FTC shall exercise reasonable care in the performance of its duties under the Agreement. The Fund agrees to reimburse and make FTC whole for any loss or damages (including reasonable fees and expenses of legal counsel) arising out of or in connection with its actions under this Agreement so long as FTC acts in good faith and is not negligent or guilty of any willful misconduct.

     FTC shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, natural or state emergencies, fire, mechanical breakdown, flood or catastrophe, act of God, insurrection, war, riots, or failure of transportation, communication, or power supply.

     In the event of a mechanical breakdown beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provisions for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

     This indemnification includes any act, omission to act, or delay by FTC in reliance upon, or in accordance with, any written or oral instruction it receives from any duly authorized officer of the Fund.

     Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

IV.  Confidentiality

     FTC shall handle, in confidence, all information relating to the Fund's business which is received by FTC during the course of rendering any service hereunder.

V.   Data Necessary to Perform Service

     The Fund or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.



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VI.  Terms of Agreement

     This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect with respect to the Fund for a period of two years. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive annual periods unless otherwise terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

VII. Duties in the Event of Termination

     In the event that, in connection with termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Fund by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which FTC has maintained, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records, and other data by such successor.

VIII. Choice of Law

      This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

Lepercq-Istel Trust                          FIRSTAR TRUST COMPANY



By:      /s/ Tsering Ngudu
    -----------------------------------     By:      __________________________
         Tsering Ngudu
         Co-President


Attest:  /s/ Sheila McKinney
        -------------------------------     Attest:  __________________________
         Sheila McKinney                              Assistant Secretary
         Vice President, Treasurer and
           Secretary

930312.1

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                   FIRST AMENDMENT TO THE FUND ADMINISTRATION
                     AGREEMENT BETWEEN FIRSTAR TRUST COMPANY
                             AND LEPERCQ-ISTEL FUND

WHEREAS, the above parties have entered into an Agreement dated October 1, 1995 where Firstar Trust Company ("FTC") has agreed to provide fund administration services to Lepercq- Istel Trust (the "Fund"); and

WHEREAS, the parties would like to further clarify the responsibilities of FTC and the Fund as it relates to the above referenced Agreement;

NOW THEREFORE, the Fund and FTC agree to amend section I.B.1.a.4 as follows:

 ...monitor code of ethics compliance for the disinterested directors of the Fund and report the results of such monitoring to the Board of Directors on a quarterly basis. All other code of ethics monitoring will be performed by the Fund's investment advisor, Lepercq, de Neuflize & Co. Incorporated.

Dated this 30th day of April, 1997

LEPERCQ-ISTEL TRUST                           FIRSTAR TRUST COMPANY

BY:  __________________________               BY:      _________________________
     Tsering Ngudu

ATTEST: _______________________               ATTEST:  _________________________

930312.1

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                    Addendum to Firstar Servicing Agreements

This Addendum to the Fund Administration, Fund Accounting and Fulfillment Servicing Agreements dated October 1, 1995 and to the Shareholder Servicing Agent Agreement dated April 4, 1989, is entered into by and between Firstar Mutual Fund Services, LLC and the Lepercq-Istel Trust on this 28th day of October, 1998.

WHEREAS, the mutual funds servicing division of Firstar Trust Company became a limited liability company and separate subsidiary of Firstar Bank, Milwaukee on September 30, 1998; and

WHEREAS, the entity known as Firstar Trust Company ceased operations on September 30, 1998;

NOW, THEREFORE, Firstar Mutual Fund Services, LLC will be the successor responsible party to each of the Agreements referenced above and will assume all responsibility for any acts or omissions during the time Firstar Trust Company was the named service provider under these same Agreements.

Firstar Mutual Fund Services, LLC             Lepercq-Istel Trust

BY:  __________________________               BY:      _________________________

ATTEST: _______________________               ATTEST:  _________________________

930312.1